UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 19, 2016

AMBIENT WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On January 19, 2016, by majority shareholder written consent in lieu of a special meeting, approved increasing the Company’s authorized capital stock,  by filing a future amendment with the Nevada Secretary of State to our Articles of Incorporation authorizing an increase of our authorized common stock from 500,000,000 common shares, par value $0.001 to 2,000,000,000 common shares, par value $0.0001 and increasing our authorized preferred stock from 100,000,000 preferred shares, par value $0.001 per share to 400,000,000 preferred shares, par value $0.0001 per share.

This consent will not become effective until 20 days after we mail an Information Statement to our shareholders on a Definitive Information Statement Form 14C.

Table 1.

The following table tabulates the votes:

Name	Common Shares	Series “A” Preferred shares	Total Votes	Percentage
Keith White	14,941,438	-0-	14,941,438	5.5%
0967761 BC, Ltd. (1)	10,910,344	30,531,915	41,442,259	15.4%
Jeff Stockdale	6,192,500	42,269,005	48,461,505	18.0%
Mike Wende	8,791,249	-0-	8,791,249	7.7%
Robb Perkinson	12,940,903	-0-	12,940,903	4.8%
XLR 8 Marketing, Inc.	10,245,000	-0-	10,245,000	3.8%
Total	63,421,434	72,800,920	136,822,354	50.7%

(1)

Keith White has voting and dispositive control over the 0967761 BC Ltd. shares.

(2)

Robb Perkinson has voting and dispositive authority over the XLR8 Marketing, Inc. shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2016

Ambient Water Corporation

/s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title: President; Chief Operating Officer